UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 1, 2018
Date of Report (Date of earliest event reported)

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Commission file number: 001-31343

Wisconsin	39-1098068
(State of incorporation)	(I.R.S. Employer Identification No.)

433 Main Street
Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip Code)

(920) 491-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

Effective February 1, 2018, pursuant to the Agreement and Plan of Merger, dated as of July 20, 2017 (the “Merger Agreement”), by and between Associated Banc-Corp, a Wisconsin corporation (“Associated”), and Bank Mutual Corporation, a Wisconsin corporation (“Bank Mutual”), Bank Mutual was merged with and into Associated, with Associated continuing as the surviving entity (the “Merger”).  Following the Merger, Bank Mutual’s wholly owned bank subsidiary will merge with and into Associated’s wholly owned bank subsidiary, Associated Bank, N.A. (the “Bank Merger”), with Associated Bank, N.A. continuing as the surviving entity in the Bank Merger.  The Bank Merger is expected to occur in late second quarter or early third quarter 2018.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01, of Bank Mutual (“Bank Mutual Common Stock”), except for shares of Bank Mutual Common Stock held in Bank Mutual’s treasury or owned directly or indirectly by Associated (other than shares of Bank Mutual Common Stock held in a fiduciary capacity or in connection with debts previously contracted), was converted into the right to receive 0.422 fully paid and nonassessable shares of common stock, par value $0.01 per share, of Associated (“Associated Common Stock”), with cash paid in lieu of fractional shares.

At the Effective Time, each outstanding restricted share of Bank Mutual Common Stock vested in accordance with its terms and was converted into 0.422 shares of Associated Common Stock, less applicable tax withholdings.  In addition, at the Effective Time, each outstanding Bank Mutual stock option vested in accordance with its terms and was converted into an option to purchase Associated Common Stock, with the number of shares and exercise price adjusted to reflect the transaction in accordance with the terms of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Associated’s Form 8-K filed with the U.S. Securities and Exchange Commission on July 26, 2017 and the terms of which are incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the Effective Time, pursuant to the terms of the Merger Agreement and subject to Associated’s bylaws and practices and policies generally applicable to its board of directors, Associated increased the size of its board of directors from 12 to 13 and appointed Michael T. Crowley, Jr., the former Chairman of Bank Mutual, to fill the resulting vacancy.  Mr. Crowley does not have any relationship or transactions with Associated required to be disclosed under Item 404(a) of Regulation S-K.  Mr. Crowley has not been appointed to serve on a Board committee at this time and the committees to which Mr. Crowley may be appointed at a later date have not yet been determined.  Mr. Crowley will receive compensation in respect of his service as a non-employee director as described in Associated’s proxy statement for the 2017 Annual Meeting of Shareholders.  In addition, in connection with the Merger, Associated assumed Bank Mutual’s Outside Directors Retirement Plan, in which Mr. Crowley is a vested participant and pursuant to which he will be paid $1,333 per month for 10 years (or, if less, the actual number of years of his service on the board) after his retirement from the board or age 65, whichever is later. Except as described herein, Mr. Crowley is not a party to any plans, contracts or arrangements involving grants or awards by Associated.

The biography for Mr. Crowley is set forth below:

Michael T. Crowley, Jr., 75

Mr. Crowley previously held the position of Chairman for Bank Mutual Corporation from 2000 to 2018, serving as Chief Executive Officer for the bank from 2000 to 2013, and President from 2000 to 2010. Mr. Crowley’s extensive experience in the financial community includes serving as Chairman for the Federal Home Loan Bank System Stockholder Study Committee, the State of Wisconsin Savings Bank Review Board, and the State of Wisconsin Savings and Loan Review Board. He also served as Vice Chairman for Federal Home Loan Bank of Chicago, and The Wisconsin Partnership for Housing Development, Inc. and Housing for the Disabled for the State of Wisconsin.

Item 8.01.    Other Events.

On February 1, 2018, Associated issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of July 20, 2017, by and between Associated Banc-Corp and Bank Mutual Corporation (attached as Exhibit 2.1 to Associated Banc-Corp’s Form 8-K filed on July 26, 2017 and incorporated herein by reference)

99.1	Press Release, dated February 1, 2018

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of July 20, 2017, by and between Associated Banc-Corp and Bank Mutual Corporation (attached as Exhibit 2.1 to Associated Banc-Corp’s Form 8-K filed on July 26, 2017 and incorporated herein by reference)

99.1	Press Release, dated February 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED BANC-CORP

By:	/s/ Randall J. Erickson
Name:	Randall J. Erickson
Title:	General Counsel

Date:  February 1, 2018